UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)
19747 Hwy 59 N., Suite 200 Humble, Texas (Address of principal executive offices)		77338 (Zip Code)

713-672-9433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 1, 2016, Friedman Industries, Incorporated (the “Company”) held its Annual Meeting of Shareholders. At the meeting, the shareholders voted on the election of seven directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. The seven nominees of the Board of Directors of the Company were elected at the meeting. The number of shares voted for and withheld with respect to each of the nominees were as follows:

Nominee	Shares Voted For	Shares Withheld
William E. Crow	3,427,587	318,021
Durga D. Agrawal	3,439,159	306,449
Charles W. Hall	3,195,467	550,141
Alan M. Rauch	3,424,671	320,937
Max Reichenthal	3,227,898	517,710
Joel Spira	3,426,424	319,184
Joe L. Williams	3,215,587	530,021

The shareholders also voted on the following non-binding, advisory resolution regarding the compensation of the Company’s executive officers: “Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2016 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).” The number of the shares that were voted for, voted against or abstained from voting on the approval of the non-binding, advisory resolution regarding the compensation of the Company’s executive officers are as follows:

Shares
For	3,477,719
Against	223,338
Abstain	44,551

The shareholders also voted to ratify the selection of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017. The number of the shares that were voted for, voted against or abstained from voting on the ratification of the selection of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017 are as follows:

Shares
For	5,857,163
Against	206,399
Abstain	23,226

The shareholders also voted on the approval of the Friedman Industries, Incorporated 2016 Restricted Stock Plan. The number of the shares that were voted for, voted against or abstained from voting on the approval of the Friedman Industries, Incorporated 2016 Restricted Stock Plan are as follows:

Shares
For	3,375,889
Against	310,305
Abstain	59,414

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     September 7, 2016

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Vice President, Secretary and Treasurer